Exhibit 10.42.2

TEAMING AGREEMENT

--- NUMBER 2 ---

BY AND BETWEEN
OXYSURE SYSTEMS, INC.
AND
PPAVIATION CORP.

SECTION

A.   Basis of the Agreement
B.   Definitions
C.   Purpose and Formation of Teaming Arrangement
D.   Term, Termination, and Breach of the Agreement
E.    Parties Resources
F.    Marketing Effort
G.   Ownership of Technology/Right in Invention Patents, Copyrights
H.   Confidentiality and Non-Disclosure
I.    Warranties
J.    Set-up and Training
K.   Travel Expenses
L.    Equipment
M.   Proposal Activities and Issues
N.   Alternative Dispute Resolution
O.   Notices
P.    Selling to Third Parties
Q.   Assignment of Agreement
R.   Compensation

A.  BASIS OF THE AGREEMENT

This non-exclusive teaming agreement (hereinafter referred to as the “Agreement”) is entered into on this th day of October, 2013 (the “Effective Date”) by and between OxySure Systems, Inc., located at 10880 John W. Elliott Drive, Suite 600, Frisco, Texas 75033 (hereinafter referred to as “OXYS”); and PPAviation Corp., located at 62 Stutzman Road, Bowmansville, NY 14026-1046, herein referred to as “PPA” (OXYS and PPA may hereinafter be referred to collectively as the “Parties” or individually as a “Party”) and concerns the Parties pursuit of various potential business opportunities hereinafter referred to as “Business Initiatives”.   It is anticipated that efforts relating to specific Business Initiatives, identified in Exhibit I, as amended from time to time, will ultimately result in contract(s) between the Parties.

The Parties agree as follows:

B.  DEFINITIONS

1.  “Customer” means one who buys goods and/or services.

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2.  “Teaming Arrangement” means the business relationship between OXYS and PPA, established pursuant to this agreement.

3.  “Workshare” means allocation of work between the Parties developed by the Parties as each initiative is developed.

4.  “Business Initiative” means a bona-fide business opportunity described by a Statement of Work and with potential customers or markets identified and a general statement of the roles envisioned for each Party.  The Party proposing the Business Initiative pledges to expend effort to research, develop, and otherwise pursue that Business Initiative.  A Business Initiative must be signed by both Parties and must identify which Party is the proposing Party.

C.  PURPOSE AND FORMATION OF TEAMING AGREEMENT

The purpose of this agreement is to establish a teaming relationship by merging resources between the Parties for the express purpose of pursuing specific Business Initiatives.  Nothing in this Agreement shall constitute, create, give effect to, or otherwise imply a joint venture, pooling arrangement, partnership, or formal business organization of any kind.  The Parties shall remain independent contractors at all times, and no Party shall act as the agent for the other.  The rights and obligations of the Parties shall be limited to those expressly set forth herein.

Neither Party will be liable to the other for any of the costs, expenses, risks, or liabilities arising out of the other’s efforts in connection with the performance of this Agreement.  The Teaming Agreement shall apply only to opportunities specifically agreed to by the Parties on a case-by-case basis.  The Parties shall identify, in Exhibit I, as amended from time to time, any projects in which the Parties are potentially discussing teaming arrangements pursuant to this agreement.  For each of the projects identified in Exhibit I, as amended from time to time, the Parties shall seek to work toward a mutually acceptable agreement.  Unless and until a business agreement between the Parties is reached for any the projects identified in Exhibit I, as amended from time to time, there shall be no obligation to partner with the other party or to provide remuneration or otherwise provide compensation to the other party.

Any business agreements between the Parties shall identify the details of the Business Initiative.  Other information may be included if available such as: other commercial entities involved down through the second tier, estimated revenue and employment calculations, outline of partnership arrangement, and may include contract number, specific buying office address, POC and any other pertinent documentation.

No modification to this Agreement may be made without the consent in writing of all Parties hereto.  Should any provisions contained in this Agreement be found to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall not be affected thereby.

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D.  TERM, TERMINATION AND BREACH OF THIS AGREEMENT

(1) This Agreement, except for Sections H and R, shall expire 10 years from the date of this Agreement with year to year options thereafter, unless terminated earlier by one of the following events:

A.  Written agreement by the Parties to terminate this Agreement, or

B.  If any team member petitions for bankruptcy or reorganization under bankruptcy laws, or makes an assignment of the benefit of creditors, or

C. The Government’s debarment or suspension of any team member which would preclude any team member’s participation in contracts with the Government

In the event of the occurrence of (1) B., or C., the other Party shall determine at its sole discretion whether to waive the event and continue the Agreement or terminate the Agreement.

(2) If any Party breaches or defaults any of the provisions of this Agreement, the other Parties may provide written notice of such breach in accordance with the NOTICES provision of this agreement.  If said Party does not cure its performance within 15 days from the date it receives notice, then any time after the expiration of such cure period, the non-breaching Party may give written notice to the other(s) of its election to terminate this Agreement.  Should there be any dispute arising under or related to this Agreement, such dispute may be resolved as provided under provisions of the Alternate Disputes Resolution process as defined by this Agreement.

(3) In the event that this Agreement is terminated, any contracts or subcontracts resulting from efforts under this Agreement shall remain in effect, subject to the terms and conditions therein.

E.  PARTIES RESOURCES

Contracts that result from a Business Initiative will express the responsibility of each Party for providing the resources necessary to perform the contract.

F.  MARKETING EFFORT

A.  Roles

             (I) During the course of this Agreement, the Parties shall be responsible for and reasonably cooperate in planning and executing the Business Initiatives.  Both Parties shall share marketing intelligence and shall identify specific opportunities and determine appropriate strategies to acquire contracts for the Business Initiatives under this Agreement.

             (II) Parties shall use their best efforts to secure prime contracts for the Business Initiatives and Parties shall support and assist each other in securing subcontracts for the defined Business Initiatives.

B.  Marketing Expenses

Each Party shall be solely responsible for their own marketing expenses. Both Parties will make their best efforts to have personnel available for presentations, meetings, site visits, and other activities pursuant to the Business Initiatives.

C.  Status Information

Each party shall keep the other party informed as to the status of all marketing and sales issues, activities, and opportunities relating to potential Business Initiatives during the term of this Agreement.

D.  Customer Contacts

The Party bringing the Business Initiative to this agreement shall be responsible, unless otherwise agreed to by the Parties, for all communication with prime contract customer contacts, whether in person, in writing, by phone, or by other means.  If communications are initiated by the Customer directly with the Party not bringing the Business Initiative, that Party will coordinate responses with the Party who proposed the Business Initiative.

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E.  Advertising and Publicity

Publications or releases to news media or to the general public, including commercial advertising relating to this teaming agreement shall require all Parties' prior written notice as well as approval by all Parties.  However, as a public company, OXYS may be required to provide information to the media, or general public without prior written notice to, or approval by the other Party. However, OXYS shall at all times endeavor to obtain approval from PPA, which approval shall not be unreasonably withheld.

F.  Service Names and Logos

Use of service names and logos shall be coordinated between the Parties and require the agreement of the Parties.

G.  OWNERSHIP OF TECHNOLOGY/RIGHTS IN INVENTION PATENTS, COPYRIGHTS AND TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY

a.  A Party shall own rights to any technology it independently develops or has already developed.

b. Each Party shall mark all independently owned proprietary materials with designation of “proprietary” prior to the release to either Party.

H.  CONFIDENTIALITY AND NON-DISCLOSURE

a. Non-Disclosure.

Without the other Parties' prior, written consent, no Party shall directly or indirectly, disclose, make available, or communicate to anyone or any entity, other than its own employees, agents, and representatives, all or any part of any proprietary information shared by the other Party with it during the course of this Agreement, except as may be required by court order or overriding federal law.  Each Party acknowledges and agrees that the other Party has valuable, proprietary rights in their information and agrees to keep the other Party’s information strictly confidential and only disclose it to those of its employees, agents, or representatives who have a need to know.  Before disclosure, each Party shall advise any such employees, agents, or representatives to whom such disclosure is made of this Agreement and require any such employees, agents, or representatives to agree to abide by the terms of this Agreement and keep all disclosed information confidential. This covenant of confidentiality and non-disclosure shall apply to written materials and information, and to information imparted verbally.

b. Return of Written Materials. The Parties acknowledge that any such information will be shared for the sole purpose of determining if there is a basis for agreement between the Parties. Neither Party is hereby granting the other any right or license with respect to any shared information. If the Parties fail to reach agreement, each Party shall return to the other any written materials or information given to it (and copies made by it) or affix in writing that such materials or information has been destroyed. If agreement is not reached, any Party shall not use in any way for its benefit or any other person’s or entity’s benefit any such information or materials shared with it without the other Party’s written consent.

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c. Term. The non-disclosure terms to this Agreement shall be in effect for a period of 10 years from its date of execution with year to year options, if exercised, or three years from termination of this teaming agreement, whichever is longer.
d.  Applicable Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the Federal Government of the United States of America.

I.  WARRANTIES

Each of the Parties agrees to perform their responsibilities under this Agreement and any contract resulting from Business Initiatives consistent with good commercial practices.  No other warranties, expressed or implied, will be provided by the Parties to the customers under said Agreement unless otherwise agreed to by the Parties.

J.  SET-UP AND TRAINING

If set-up and training is required, the Parties shall mutually decide which party shall be responsible for operation set-ups and training of personnel in order to perform any contracts resulting from this Agreement.   Training may be conducted at any of the Parties' sites depending on the nature of the training.

K.  TRAVEL EXPENSES

All Parties shall be responsible for their own travel expenses under this Agreement.

L.  EQUIPMENT/MATERIALS

For each Business Initiative, the Parties will identify the equipment and materials required as this information becomes known.  Responsibility for the provisioning of the required equipment and materials will be decided by the Parties as part of contract negotiations.

M. PROPOSAL ACTIVITIES AND ISSUES

a.  Prime Contract Proposals

The Parties will agree upon which party shall be responsible for preparation of proposals to the customer.  Each Party shall provide support and assistance as may reasonably be requested by the other Party.

b.  Project Agreement

The Parties agree to work together and not separately pursue projects identified in Exhibit I, as amended from time to time.  The Parties’ commitment not to separately pursue any projects identified in Exhibit I, as amended from time to time will be in effect:  (a) through negotiations, award and performance of the contract resulting from the Parties’ collaboration on projects identified in Exhibit I, as amended from time to time; (b) until such time as the award is made to some other party; (c) until this Agreement is terminated as set forth in this Agreement; or (d) until the expiration of this Teaming Agreement.

c.  Prime Contract Negotiations

Prime Contract negotiations shall be the primary responsibility of the Party who has been mutually agreed to be the prime contractor, or who has been mutually agreed to negotiate the prime contract.  The Parties agree to support each other as may be reasonably required by either Party. The Parties agree to keep each other reasonably advised as to the status of any prime contract negotiations.  In the event that the Prime Contract customer requests clarification and/or changes that impact a Party’s portion of the proposal, that Party agrees to promptly respond to same.

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N.  ALTERNATIVE DISPUTE RESOLUTION

The Parties to this agreement agree to attempt in good faith to resolve any conflicts disputes, or claims arising out of this Agreement by negotiation between senior executives or officials.  If applicable, Parties agree to consider the utilization of Alternative Dispute Resolution (ADR) procedures in situations concerning disputes between the Parties.

O.  NOTICES

Any notice, demand, request, statement or other writing required or permitted by this Agreement shall be deemed to have been sufficiently provided when received by confirmed telephonic facsimile or sent via registered mail as follows:

OxySure Systems, Inc.	PP Aviation Corporation
ATTN: Julian Ross	ATTN: Lee Delellis
10880 John W. Eliott Drive	62 Stutzman Road
Suite 600
Frisco, Texas 75033	Bowmansville, NY 14026-1046

P.  SELLING TO THIRD PARTIES

In no event does this Agreement limit or restrict the rights of the Parties in quoting, offering to sell or selling to others, any items/services or standard regularly offered products/services not specifically stated in this Agreement.   This Agreement is intended to protect the Business Initiatives arising from the combined efforts of the Parties and proprietary or confidential information of this Teaming Agreement.

Q.  ASSIGNMENT OF AGREEMENT

This Agreement may not be assigned or otherwise transferred by any Party in whole or in part without the express prior written consent of the other parties.  In the event any Party shall change its corporate name or merge with another corporation, assignment shall be mutually agreed upon by all Parties.

This Agreement shall be binding and effective upon execution by all Parties.

R.  COMPENSATION

The Parties agree that as and for compensation for each Party for their respective contributions to the Business Initiative, each Party shall be compensated as follows.  It is understood by the Parties that this compensation shall be adequate remuneration for the knowledge, development, sales contacts, planning, testing, manufacturing, assembling, research, and any and all other property or ability, materially or intellectually, brought or utilized by each party for the Business Initiative.

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From the gross proceeds received from the sale of units under the Business Initiative,

1.
OXYS shall be reimbursed for the direct cost of goods sold, including materials, labor and shipping.  The cost of labor shall be pro-rationed based upon the amount of time spent on manufacturing, assembling and/or shipping the product.

2.
License Arrangement: The Parties agree that OXYS has made significant investments in research & development, intellectual property, facilities costs and machinery & equipment. Further, OXYS owns full right and title to certain patents related to certain methods for oxygen production, control and delivery. Upon signature of this Agreement, PPA agrees to pay OXYS a one-time license fee (“License Fee”) of $500,000. The License Fee is non-refundable, and does not require OXYS to provide PPA with any additional deliverables whatsoever, including under this Agreement or otherwise. For the avoidance of doubt, this license arrangement is a discrete transaction, and any activity under this Agreement are separate and apart from the License Fee, which is paid for OXYS’s patents and intellectual property. OXYS may, in its sole discretion allow the satisfaction of the License Fee from offset payments of $10 per unit shipped, until the license fee is fully satisfied. This provision notwithstanding, the Parties agree that the License Fee has been earned by OXYS, and that OXYS’s right to receive the License Fee is not contingent upon anything.

3.	The parties agree to split direct sales and marketing costs that are pre-approved by both parties, as to 50% OXYS and 50% PPA.
4.
PPA shall be entitled to fifty present (50%) plus $5 of the net profit from the proceeds from the sale (regardless of who makes the sale), net profit being defined as the gross sale proceeds minus the OXYS reimbursement set forth in R.1., above, the Offset Payments set forth in R.2. above, and the sales and marketing costs set forth in R.3. above. OXYS shall be entitled to fifty present (50%) minus $5 of the net profit from the proceeds from the sale (regardless of who makes the sale), net profit being defined as the gross sale proceeds minus the OXYS reimbursement set forth in R.1. above, the Offset Payments set forth in R.2. above, and the sales and marketing costs set forth in R.3. above.

5.	It is understood that PPA will be primarily responsible for sales and marketing. All orders and sales will be channeled through OXYS for fulfillment and invoicing.
6.
It is understood that this Section R shall survive termination of this Agreement set forth in Section D.  In the event of termination of this Agreement, the Compensation set forth in this Section R shall be in effect for any sales of units under the Business Initiative for a period of five (5) years, exclusive of any ongoing contracts or IDIQ contracts then in place.

OXYS, OxySure Systems, Inc.

By:
Title:
Date:

PPA, PPAviation Corp.

By:
Title:
Date:

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EXHIBIT I - BUSINESS INITIATIVES

1. This Exhibit represents the project(s) currently being pursued by the Parties pursuant to this teaming arrangement.  Unless and until a business agreement is reached between the Parties regarding the identified project(s), there is no obligation by either party to provide remuneration or compensation to the other party.  Any business agreements agreed by the Parties shall specify the arrangements between the Parties for each project identified.

Chemical Oxygen Generating Systems (COGS)

OXYS, OxySure Systems, Inc.

By:
Title:
Date:

PPA, PPAviation Corp.

By:
Title:
Date:

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